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                                                                     EXHIBIT 21.

                         JACOBS ENGINEERING GROUP INC.

                           PARENTS AND SUBSIDIARIES

     The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

      Jacobs Engineering Company, a California corporation                           100.00%
      Jacobs Engineering Group of Ohio, Inc., an Ohio corporation                    100.00%
      Jacobs Services Company, a California corporation                              100.00%
      Jacobs Engineering, Inc., a Delaware corporation ("JEI")                       100.00%
       Jacobs Engineering Ireland, Ltd. a Republic of Ireland company                100.00%
       Jacobs Engineering Espana, S.L., a Spanish company                            100.00%
          Pegasus Engineering Holdings Limited, a Republic of Ireland company        100.00%
          Jacobs Engineering Mexico, S.A. de C.V., a Mexican corporation             100.00%
          Jacobs Engineering Belgique S.A. de db, a Belgian company                  100.00%
          Jacobs Engineering Luxembourg, SARL, a Luxembourg company                  100.00%
          Jacobs International Limited, Inc., a Panama corporation                   100.00%
           Jacobs International Limited, a Republic of Ireland company               100.00%
           Jacobs Engineering U.K. Limited, an English company ("JEL")               100.00%
            JE Professional Resources Limited, an English company                    100.00%
            Jacobs/H&G Engineering Limited, an English company                       100.00%
            Jacobs/Humphreys & Glasgow Limited, an English company                   100.00%
       Jacobs H&G Limited, an Indian company                                          69.98% *
          HGC Constructors, Ltd., an Indian company                                   56.00%
          Niryaat Overseas (India) Ltd., an Indian company                           100.00%
       Jacobs Computing Services Limited, A Republic of Ireland company              100.00%
       Jacobs Sereland SL, a Spanish company                                          86.76%
          Jacobs Sereland Argentina SA, an Argentinean company                       100.00%
       Jacobs Engineering SARL, a French company                                     100.00%
          Jacobs Serete SA a DCS, a French company                                   100.00%
          Jacobs Serete Italia SPA, an Italian company                               100.00%
       Jacobs Construction Management (Malaysia) Sdn. Bhd.,
          a Malaysian company                                                        100.00%
       Jacobs Engineering Singapore Pte. Ltd., a Singapore company                   100.00%
       Jacobs Pan American Corp., a Virgin Islands company                           100.00%
      Jacobs Constructors, Inc., a Louisiana corporation                             100.00%
       Jacobs Constructors of California Inc., a California corporation              100.00%
       Jacobs Maintenance, Inc., a Louisiana corporation                             100.00%
      JE Merit Constructors, Inc., a Texas corporation                               100.00%
       JE Remediation Technologies, Inc., a Louisiana corporation                    100.00%
      JE Professional Resources, Inc., a California corporation                      100.00%
      The Pace Consultants, Inc., a Texas corporation                                100.00%
      Payne & Keller Company, Inc., a Louisiana corporation                          100.00%
      Jacobs Applied Technology, Inc., a Delaware corporation                        100.00%
       Applied Engineering Company - Ohio, Inc., a South
          Carolina corporation                                                       100.00%
      Jacobs Facilities, Inc., a Missouri Corporation                                100.00%
       GPR Planners Collaborative, Inc., a Missouri corporation                      100.00%
       Sverdrup Building Corporation, a Missouri corporation                         100.00%

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
       SP Operations and Management Services Company, a Missouri corporation         100.00%
      Sverdrup Technology, Inc., a Tennessee Corporation                             100.00%
       Sverdrup Technology Australia, Pty Ltd, an Australian company                 100.00%
      Sverdrup Civil, Inc., a Missouri Corporation                                   100.00%
       Sverdrup & Parcel Consultants, Inc., a New York Corporation                   100.00%
       Sverdrup of Puerto Rico, PSC, a Puerto Rican corporation                      100.00%
       Sverdrup Canada, ULC, a Nova Scotian corporation                              100.00%
      Jacobs Sverdrup Constructors, Inc., a Delaware Corporation                     100.00%
      Sverdrup Investments, Inc., a Delaware Corporation                             100.00%
       Riverport Development, Inc., a Missouri corporation                           100.00%
      CRSS International, Inc., a South Carolina corporation                         100.00%
      CRSS of New York, Inc., a New York corporation                                 100.00%
      Jacobs Engineering Foreign Sales Corporation, a Barbados corporation           100.00%
      Jacobs Engineering Chile, S.A., a Chilean corporation                          100.00%
      Rocky Flats Closure Site Services LLC, a Delaware company                      100.00%

     *    Ownership is divided between JEI and JEL.

     All subsidiaries and affiliates are included in the Consolidated Financial Statements.

     Dr. Joseph J. Jacobs may be deemed to be a "parent" of Jacobs Engineering Group Inc. under the federal securities laws. Refer to Item 12 of the accompanying report on Form 10-K for information about Dr. Jacobs' share ownership and position with the Company.